UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2015

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On July 7, 2015, Gaming and Leisure Properties, Inc. (“GLPI”) issued a press release announcing that it had delivered an additional letter to the Board of Directors of Pinnacle Entertainment, Inc. (“Pinnacle”) stating the terms of its revised proposal with respect to a business combination transaction in which Pinnacle would separate its operating assets from its real estate assets, which GLPI would acquire and lease back to the operating company (the “Proposed Transaction”). Also on July 7, 2015, GLPI released an investor presentation regarding the Proposed Transaction.

A copy of the press release, which includes a copy of the letter delivered to Pinnacle’s Board, is attached hereto as Exhibit 99.1. A copy of the investor presentation is attached hereto as Exhibit 99.2. The foregoing description is qualified in its entirety by reference to the text of such press release and investor presentation.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 7, 2015

99.2	Investor Presentation dated July 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2015	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

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